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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) March 13, 2000



                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


       0-24984                                              95-4015834
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(Commission File Number)                       (IRS Employer Identification No.)


8955 Beverly Boulevard, Los Angeles, CA                            90048
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(Address of Principal Executive Offices)                         Zip Code)

                                  310/786-1600
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

         Effective March 14, 2000, the common stock of NewStar Media Inc. (the "Company") has been delisted from the Nasdaq SmallCap Market, and is listed on the OTC - Bulletin Board, trading under the symbol "NWST."

         As we previously reported, Nasdaq informed us on April 19, 1999 that Nasdaq had determined we were not in compliance with the net tangible assets/market capitalization/net income requirements pursuant to NASD Market Place Rule 4310(c)(2). Also on that date, Nasdaq sent separate correspondence to us in which Nasdaq noted that we had received a "going concern" opinion from our independent auditor, and expressed concern that, in light thereof, we may not be able to sustain compliance with Nasdaq's continued listing requirements. Nasdaq requested information from us by May 5, 1999 about our proposal for achieving compliance with Market Place Rule 4310(c)(2) and a timeline for resolution of the items that led to the "going concern" opinion. On May 5, 1999, we submitted our response to Nasdaq. Nasdaq did not take any further action after May 5, 1999 with respect to its April 19, 1999 notification.

         As we previously reported, Nasdaq informed us on September 23, 1999 that our common stock failed to maintain a minimum bid price greater than or equal to $1.00 over the last thirty consecutive trading days, as required under Market Place Rule 4310(c)(4). We were provided ninety calendar days, or until December 23, 1999, to regain compliance with the minimum bid price requirement of Rule 4310(c)(4). If at any time before December 23, 1999, the bid price of the Company's shares was equal to or greater than $1.00 for a minimum of ten consecutive trading days the staff of Nasdaq would determine if compliance with the requirement had been achieved. We were unable to demonstrate compliance with the requirement on or before December 23, 1999, but requested a hearing before the Nasdaq panel. Pending the hearing the delisting was stayed.

         Subsequently, we received another notification from Nasdaq that we were not in compliance with the net tangible assets/market capitalization/net income requirements pursuant to NASD Market Place Rule 4310(c)(2).

         As we previously reported, we appeared at a hearing on February 3, 2000 before a Nasdaq Listing Qualifications Panel. Subsequent to the hearing, we had further conversations with Nasdaq, and were requested to provide additional information to the panel by March 10, 2000. On March 10, 2000, we submitted the additional information requested by the panel.

         On March 13, 2000, we received the Nasdaq panel's decision not to grant us a further extension to seek to comply with the requirements of NASD Market Place Rules 4310(c)(4) and 4310(c)(2) and to delist the Company's securities from the Nasdaq Stock Market effective with the open of business March 14, 2000.

         As a result of the delisting, it will likely be more difficult to buy or sell the Company's common stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting could result in a decline in the trading market for our common stock which could depress stock price, among other consequences.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         NEWSTAR MEDIA INC.



Date: March 16, 2000                     By: /s/ Terrence A. Elkes
                                            -----------------------------------
                                            Terrence A. Elkes
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER